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                                                                    EXHIBIT 23.1


The Board of Directors
Nutrition For Life International, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated November 2, 1995, except as to Note 2, which is as of December 8, 1995, refers to a change in accounting for income taxes during the year ended September 30, 1994.


                                     KPMG PEAT MARWICK LLP



Houston, Texas
November 8, 1996